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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): MARCH 13, 2002
                                                          --------------




                             UNITED AUTO GROUP, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)





                DELAWARE                                    1-12297                       22-3086739
                --------                                    -------                       ----------
(State or Other Jurisdiction of Incorporation)     (Commission File Number)   (IRS Employer Identification Number)


       13400 OUTER DRIVE WEST                                                           48239
       ----------------------                                                           -----
            DETROIT, MI                                                          (Including Zip Code)
            -----------
(Address of Principal Executive Offices)



                                  313-592-7311
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT 99.1 - Press Release of United Auto Group, Inc. (the "Company"), dated March 13, 2002.

ITEM 9.  REGULATION FD DISCLOSURE

On March 13, 2002, United Auto Group, Inc. issued a press release announcing that after the close of business on March 12, 2002, it commenced a public offering of 6,000,000 shares of its common stock, par value $0.0001 per share, at $22.00 per share. Of the shares being offered, three million will be sold by the Company and three million will be sold by certain selling stockholders, some of whom have also granted the underwriters an option to purchase up to an additional 900,000 shares of common stock to cover over-allotments, if any. The Company also announced that it completed the sale, in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, of $300 million of Senior Subordinated Notes due 2012. The Notes carry a coupon rate of 9 5/8 percent and have been rated B3 by Moody's Investor Service and B by Standard & Poor's. A copy of the press release is attached hereto as Exhibit
99.1 and incorporated by reference herein.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 13, 2002                 UNITED AUTO GROUP, INC.


                                          By: /s/ Robert H. Kurnick, Jr.
                                              ---------------------------------
                                                  ROBERT H. KURNICK, JR.
                                          Its:    EXECUTIVE VICE PRESIDENT


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                             EXHIBIT INDEX


EXHIBIT                  DESCRIPTION OF EXHIBIT                  SEQUENTIAL PAGE
NUMBER                                                                NUMBER


EXHIBIT 99.1              Press Release of United
                          Auto Group, Inc., dated
                          March 13, 2002